UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2013

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices)    (Zip Code)

(763) 551-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On July 16, 2013, Select Comfort Corporation (the “Company”) entered into a new Master Supply Agreement (the “Supply Agreement”) with the European supplier of the Company's proprietary air chambers used in the Company's Sleep Number® beds. The supplier has been the Company's primary source of supply of air chambers since 1994. The Supply Agreement is effective as of July 1, 2013 and has an initial term of three years. Thereafter it is subject to automatic annual renewal unless either party gives one year's notice of its intention not to renew the Supply Agreement. The Company and the supplier were previously party to a Master Supply Agreement that expired by its terms on December 31, 2012 though the parties continued to operate under its terms during negotiation of the current agreement.
The foregoing description of the Supply Agreement is qualified in its entirety by reference to the full text of the Supply Agreement which the Company will file with the Securities and Exchange Commission as an exhibit to the Company's Form 10-Q for the quarter ending September 30, 2013. The Company intends to seek confidential treatment of certain terms of the Supply Agreement, including the name of the supplier, in connection with the filing of the Supply Agreement in accordance with the procedures of the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)
Dated: July 22, 2013	By: /s/ Mark A. Kimball
Title: Senior Vice President - Chief Legal and Risk Officer

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